Exhibit 10.2
EXECUTION COPY
SECOND AMENDMENT TO CREDIT AGREEMENT
AND FORBEARANCE AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND FORBEARANCE AGREEMENT (this “Second Amendment”), dated as of June 17, 2010, by and among TRICO MARINE CAYMAN, L.P., a limited partnership organized under the laws of the Cayman Islands (“Trico Cayman”), TRICO HOLDCO LLC, a Delaware limited liability company and the general partner of Trico Cayman (“Trico Holdco”), TRICO SUPPLY AS, a limited company organized under the laws of Norway (“Holdings”, and together with Trico Cayman and Trico Holdco, the “Holdco Guarantors”), the Subsidiary Guarantors listed on Schedule IX to the Credit Agreement (as defined below) (the “Subsidiary Guarantors”), TRICO SHIPPING AS, a limited company organized under the laws of Norway and a wholly-owned Subsidiary of Holdings (the “Borrower”), the Lenders party hereto (as defined below) party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
WITNESSETH:
     WHEREAS, the Borrower, the Holdco Guarantors, the Subsidiary Guarantors, the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement, dated as of October 30, 2009 and amended as of March 15, 2010 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Credit Parties have notified the Lenders that one or more Events of Default (the “Specified Events of Default”) under the Credit Agreement either have occurred and are continuing or may occur as a direct or indirect result of (i) an Event of Default under the Parent Credit Agreement and/or the Indenture, dated as of May 14, 2009 (the “8.125% Indenture”), between Trico Marine Services, Inc. (the “Parent”), as issuer of the 8.125% Secured Convertible Debentures due 2013, and Wells Fargo Bank, National Association, as trustee (“Trustee”) and/or (ii) the commencement of a bankruptcy case by the Parent, Trico Cayman and/or Trico Holdco under the Bankruptcy Code or any other state or foreign bankruptcy statute; and
     WHEREAS, notwithstanding the Specified Events of Default, the Credit Parties have requested, and those certain Lenders party to this Second Amendment, including by way of joinder hereto (such Lenders, together with their successors and assigns, collectively the “Specified Senior Lenders”) are willing, during the Forbearance Period (as defined below), to forbear in certain respects in the enforcement of certain remedies set forth in the Credit Documents or available to it at law or in equity, such forbearance to occur strictly on the terms and conditions set forth herein; and
     WHEREAS, the Credit Parties have requested that the Lenders agree to amend the Credit Agreement and the other Credit Documents as provided herein.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Credit Parties, and the Lenders hereby agree as follows:
ARTICLE I
ACKNOWLEDGMENTS
          Section 1.01 Outstanding Indebtedness. The Credit Parties under the Credit Documents, without defense, counterclaim or offset of any kind, are indebted and liable to the Lenders in the aggregate principal amount of (i) approximately $17,600,000.00 in aggregate outstanding principal amount of Loans plus (ii) approximately the equivalent of $7,770,735.92 in aggregate outstanding principal amount of Letters of Credit plus (iii) interest thereon and fees, expenses (including any attorneys’, accountants’, appraisers’ and financial advisors’ fees that are chargeable or reimbursable under the Credit Documents), charges and other obligations incurred in connection therewith as provided in the Credit Documents (collectively, the “Outstanding Indebtedness”), which Outstanding Indebtedness is secured by valid, perfected and enforceable liens on and security interests in certain real and personal property of the Borrowers and their Subsidiaries. The Administrative Agent and the Lenders hereby acknowledge and agree that, subject to the terms hereof and at the request of the Borrower, the Lenders shall continue to make Loans to the Borrower and/or issue Letters of Credit under the Credit Agreement, in each case as permitted under and in accordance with the terms of the Credit Agreement.
ARTICLE II
FORBEARANCE; RESERVATION OF RIGHTS;
DEFERRAL OF PRINCIPAL; NOTICE
          Section 2.01. Forbearance. Subject to the terms and conditions set forth herein, each of the Specified Senior Lenders hereby agrees that, during the Forbearance Period, it shall not exercise or instruct the exercise of, and hereby instructs the Administrative Agent not to exercise, any of the following remedies:
     (i) acceleration of amounts payable by the Borrower under the Credit Documents by reason of any Specified Event of Default;
     (ii) exercise of foreclosure or similar remedies in respect of collateral of any Credit Party under the Credit Documents by reason of any Specified Event of Default;
     (iii) exercise of remedies under or in respect of guarantees made by the Credit Parties under the Credit Documents by reason of any Specified Event of Default; or
     (iv) exercise of any other remedy under the Credit Documents against any Credit Party occurring solely by reason of a Specified Event of Default.
          Section 2.02. Reservation of Rights. Subject to the terms and conditions set forth herein, each of the Specified Senior Lenders hereby reserves all of its rights, remedies,

powers and privileges under the Credit Agreement, the other Credit Documents, any applicable law and equity and, except as expressly set forth herein, does not waive any Default or Event of Default which may currently or hereafter exist, and this Second Amendment shall not be construed as a waiver thereof. This Section 2.02 shall survive the Forbearance Period until the termination of the Credit Documents and the indefeasible payment in full in cash of all obligations of the Credit Parties under or in respect of the Credit Agreement and the other Credit Documents.
ARTICLE III
FORBEARANCE TERMINATION EVENTS
          Section 3.01. Forbearance Termination Events. The agreement of the Specified Senior Lenders to forbear from exercising certain remedies against the Credit Parties pursuant to Article II hereof shall immediately terminate and be of no further force and effect upon the election of the Required Lenders (the date of such election, the “Forbearance Termination Date”) (provided that if the event described in clause (i) below occurs, then such agreement to forbear shall automatically terminate without requiring the election of, or any other action by, the Required Lenders) at any time after the occurrence of any of the following:
(i)	the termination of the Noteholder Forbearance; or

(ii)	the failure of the Borrower or any Subsidiary to comply with the covenants as set forth in Article VI hereof; or

(iii)	the occurrence of an Event of Default under the Credit Agreement (other than a Specified Event of Default); or

(iv)	any of the Parent, Trico Marine Assets, Inc. (“TMA”) or Trico Marine Operators, Inc. (“TMO”) shall take any action or join with or support any third party in seeking or taking any action to contest, challenge, avoid, recharacterize, subordinate or in any way impair or adversely affect (any such action, a “Challenge”) Nordea’s lien on the Cash Collateral (as defined in the L/C Cash Collateral Agreement (as defined below)) as security for the Obligations (as defined in the L/C Cash Collateral Agreement) pursuant to the L/C Cash Collateral Agreement; or the Bankruptcy Court shall enter into any order or judgment upholding any Challenge (whether initiated by the Parent, TMA, TMO or any other Person) or authorizing use of the Cash Collateral (as defined in the L/C Cash Collateral Agreement) by the Parent, TMA and/or TMO for any purpose other than to secure the Obligations (as defined in the L/C Cash Collateral Agreement) strictly in accordance with the L/C Cash Collateral Agreement, dated as of June 11, 2010 (the “L/C Cash Collateral Agreement”), by and among the Parent, TMA and TMO, as assignors, Nordea Bank Norge ASA, Cayman Islands Branch, as assignee, and Nordea, as issuing lender.

ARTICLE IV
ABSENCE OF WAIVER
          The parties hereto agree that the agreements set forth in this Second Amendment shall not be deemed to:
     (a) except as expressly set forth herein, be a consent to, or waiver of, any Default or Event of Default or any “event of default” (however styled) under any Credit Document or any other instrument governing indebtedness of any Credit Party;
     (b) except as expressly set forth herein, modify or limit any other term or condition of the Credit Agreement or any other Credit Document or any related documents;
     (c) impose upon any Lender or any affiliate thereof, any obligation, express or implied, to consent to any amendment or further modification of the Credit Agreement or other Credit Document or any related documents; or
     (d) except as otherwise expressly provided in Articles I and II, prejudice any right or remedy that any Lender or any affiliate thereof may now have or may in the future have under the Credit Agreement or under or in connection with the other Credit Documents or any instrument or agreement referred to therein or any related documents including, without limitation, any right or remedy resulting from any Default or Event of Default or any “event of default” (however styled).
          The provisions of this Article IV shall survive the Forbearance Period until the termination of the Credit Documents and the payment in full of all obligations of the Credit Parties under or in respect of the Credit Agreement and the other Credit Documents.
ARTICLE V
AMENDMENTS TO CREDIT AGREEMENT
          Section 5.01. Section 1 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:
          “Additional Credit Facility” shall mean a credit facility in form and substance satisfactory to the Lenders, which shall be secured on a pari passu basis by the Collateral, provided that (i) no mandatory repayments of such Indebtedness shall be required prior to the Maturity Date other than repayments in an amount equal to the Additional Credit Facility Lenders’ pro rata share of any asset sale proceeds so long as the Lenders are also repaid in an amount equal to their pro rata share of any asset sale proceeds, (ii) the covenants and events of default set forth therein shall be no more restrictive in any material respect than the covenants and events of default in this Agreement and (iii) the Additional Credit Facility Lenders (or an agent on behalf of such Additional Credit Facility Lenders) shall enter into a collateral agency and intercreditor agreement with the Lenders and the holders of the Senior Notes (or an agent on behalf of such Lenders and/or holders of the Senior Notes, as the case may be) in form and substance satisfactory to the Administrative Agent and substantially similar to the Collateral Agency and Intercreditor Agreement.
     “Additional Credit Facility Lenders” shall mean the lenders from time to time under the Additional Credit Facility.
     “Additional Loans” shall mean the loans incurred by the Borrower and/or the letters of credit issued on behalf of the Borrower pursuant to the Additional Credit Facility.
     “Additional Senior Notes” shall mean the “Additional Notes” issued pursuant to and as defined in the Senior Notes Indenture (as in effect on the Second Amendment Effective Date).
     “Forbearance Period” means the period beginning at 12:01 AM EST on June 17, 2010 and ending on the earliest to occur of (i) one year following such date, (ii) the effective date of a plan of reorganization for the Parent, Trico Marine Cayman and/or Trico Holdco in the Parent Bankruptcy Case and (iii) the Forbearance Termination Date.
     “Initial Senior Notes” shall mean the 11.875% Senior Secured Notes of the Borrower, due November 1, 2014 issued pursuant to the Senior Notes Indenture prior to the Second Amendment Effective Date.
     “Liquidity” shall have the meaning provided in Section 10.13.
     “LTM Consolidated Cash Flow” shall have the meaning provided in Section 10.14.
     “Noteholder Forbearance” shall mean that certain First Supplemental Indenture, dated as of June 17, 2010, to the Senior Notes Indenture, by and among the Borrower, the guarantors named therein and Deutsche Bank National Trust Company (successor trustee to Wells Fargo Bank, N.A.), as trustee (as in effect on the Second Amendment Effective Date and without giving effect to any amendment, modification, supplement or waiver thereto).
     “Parent Bankruptcy Case” shall mean the commencement of a bankruptcy case by Parent, Trico Cayman and/or Trico Holdco under Title 11 of the Bankruptcy Code or any other state or foreign bankruptcy statute.
     “Second Amendment” shall mean the Second Amendment and Forbearance to Credit Agreement dated as of June 17, 2010.
     “Second Amendment Effective Date” shall have the meaning provided in Section 7.05 of the Second Amendment.
     “Senior Notes” shall mean the Initial Senior Notes and the Additional Senior Notes.

     “Specified Events of Default” shall have the meaning provided in the third recital to the Second Amendment.
          Section 5.02. The definition of “Permitted Collateral Liens” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the text “Second Amendment” immediately preceding the text “Effective Date” appearing in said definition.
          Section 5.03. The definition of “Permitted Liens” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the text “Second Amendment” immediately preceding the text “Effective Date” appearing in said definition.
          Section 5.04. Section 2.07 of the Credit Agreement is hereby amended by inserting the following new clause (g) immediately following clause (f) appearing therein:
     “(g) During the Forbearance Period, in addition to the Letter of Credit Fee and the interest rate in respect of the unpaid principal amount of Loans, the Letter of Credit Fee shall be increased by 2.0% per annum and the Loans shall bear additional interest on unpaid principal amounts at the rate of 2.0% per annum. All references in this Agreement to “interest” and “Letter of Credit Fee” shall be deemed to include such additional interest and increased fee to the extent then applicable.”.
          Section 5.05. Section 4.03(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Each reduction to, or termination of, the Total Commitment pursuant to (x) Sections 4.02, 4.03(c), 4.03(d) or 4.03(e) shall be applied to reduce future Scheduled Commitment Reductions on a pro rata basis (based upon the then applicable amounts of such Scheduled Commitment Reductions) and (y) Section 4.03(h) shall be applied first, to reduce the Scheduled Commitment Reduction on the immediately succeeding Scheduled Commitment Reduction Date to zero, and second, to reduce future Scheduled Commitment Reductions (i.e. the Scheduled Commitment Reductions following the immediately succeeding Scheduled Reduction Date) on a pro rata basis (based upon the then applicable amounts of such Scheduled Commitment Reductions).”.
          Section 5.06. Section 4.03 of the Credit Agreement is hereby further amended by inserting the following new clause (h) immediately following clause (g) appearing therein:
     ”(h) In addition to, but without duplication of, any other mandatory commitment reductions required pursuant to this Section 4.03, on any date on which Additional Senior Notes are issued or Additional Loans are incurred, the Total Commitment shall be permanently reduced to $15,000,000.”.
          Section 5.07. Section 5.02 of the Credit Agreement is hereby amended by inserting the following new clause (d) immediately following clause (c) appearing therein:
     “(d) On any day on which the Borrower or any of the Guarantors incurs Indebtedness in connection with an issuance of Additional Senior Notes or an incurrence of Additional Loans pursuant to Section 10.04(xiv), the Borrower shall repay on such date the principal of Loans in an amount equal to the amount required to reduce the aggregate outstanding Loans and Letter of Credit Outstandings to $15,000,000.”.
          Section 5.08. Section 10.03 of the Credit Agreement is hereby amended by deleting clause (ii) of said Section and inserting the following clause (ii) in lieu thereof:
     “(ii) During the Forbearance Period, Holdings may pay Dividends of up to $5,000,000 in the aggregate; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then Holdings shall not be permitted to pay any Dividends.”.
          Section 5.09. Section 10.04(xiv) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(xiv) Indebtedness of the Borrower and the Guarantors under the Senior Notes Indenture and/or an Additional Credit Facility in an aggregate principal amount not to exceed at any one time outstanding $465,000,000 less the aggregate principal amount of (i) the Senior Notes redeemed, repurchased or otherwise retired and (ii) the Additional Loans repaid; provided that (i) no Default or Event of Default (other than the Specified Events of Default) shall exist at the time of, or after giving effect to, the issuance of Additional Senior Notes or the incurrence of Additional Loans, (ii) the aggregate principal amount of Indebtedness evidenced by the Additional Senior Notes or the Additional Loans at any time outstanding pursuant to this clause (xiv) shall not exceed $65,000,000 less any repayments of principal of such Indebtedness theretofore outstanding pursuant to this clause (xiv), (iii) the net cash proceeds received by the Borrower or the Guarantors from the issuance of the Additional Senior Notes or incurrence of Additional Loans shall be applied to prepay Loans in accordance with Section 5.02(d), (iv) at the time of any issuance of Additional Senior Notes or incurrence of Additional Loans, the Total Commitment shall be reduced to $15,000,000 in accordance with the requirements of Sections 4.03(f), and (v) the Administrative Agent shall have received an officer’s certificate executed by an Authorized Officer of the Borrower certifying that the issuance of the Additional Senior Notes or the incurrence of Additional Loans does not violate the Senior Notes Documentation.”.
          Section 5.10. Section 10.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “10.11 Voluntary Prepayments, Etc. of Senior Notes and Additional Loans; Amendments of Senior Notes Documentation and Additional Credit Facility. (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest, fees and legal expenses, as well as mandatory prepayments shall be permitted) the Senior Notes unless a corresponding pro rata reduction in the Total Commitment is made pursuant to Section 4.03 and, to the extent that the Aggregate Exposure exceeds the Total Commitment after giving effect thereto, repays on such date the principal of Loans and/or cash collateralizes the Letter of Credit in an amount equal to such excess as provided in Section 5.02(b).
     (b) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, voluntarily prepay the Additional Loans at any time prior to the Maturity Date (it being understood that payments of regularly scheduled interest, fees and legal expenses, as well as mandatory prepayments with asset sale proceeds shall be permitted).
     (c) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of the Additional Credit Facility or any documentation related to the Senior Notes, including, but not limited to the Senior Notes Documentation, in each case except in a manner that would not materially adversely affect the Lenders.”.
          Section 5.11. Section 10 of the Credit Agreement is hereby amended by inserting the following new Sections 10.13 and 10.14 immediately following Section 10.12 appearing therein:
     “10.13. Minimum Cash. During the Forbearance Period, Holdings, the Borrower and the Subsidiaries Guarantors, on a consolidated basis, shall maintain as of the end of each fiscal month beginning June 30, 2010 cash and cash equivalents (in each case, free of Liens other than those in favor of the Collateral Agent) (“Liquidity”) of not less than $20,000,000; provided, however, that in lieu of the foregoing, (i) solely for the month of June 2010, unless prior to the end of such month the Borrower shall have issued Additional Senior Notes or incurred Additional Loans permitted under Section 10.04(xiv), Liquidity may not be less than $10,000,000; and (ii) solely for the months of February and March 2011, unless prior to the end of either such month the Borrower shall have received $12,870,000 or more of the anticipated refunds relating to the termination of the Existing Option Construction Contracts (as defined in the Senior Notes Indenture), Liquidity may be not less than $15,000,000. The Borrower shall deliver to the Administrative Agent an Officer’s Certificate, in the form attached hereto as Exhibit M, and a detailed computation of its Liquidity no later than the 10th calendar day following the end of each fiscal month beginning with the month ended June 30, 2010. If the Liquidity threshold to be met at the end of June 2010 is $10,000,000 pursuant to clause (i) above, then Holdings, the Borrower and the Subsidiaries Guarantors, on a consolidated basis, shall also maintain at July 15, 2010, Liquidity of not less than $20,000,000 and the Borrower shall deliver to the Administrative Agent an Officer’s Certificate, substantially in the form attached hereto as Exhibit M, and a detailed computation of its Liquidity no later than the 10th calendar day after July 15, 2010.
     10.14. Minimum Monthly EBITDA. During the Forbearance Period, Holdings shall have Consolidated Cash Flow for the preceding twelve-month period (“LTM Consolidated Cash Flow”) measured as of the end of each fiscal month of Holdings of at least the required amount set forth in the following table for each applicable month set forth above such amount:

6/30/2010	7/31/2010	8/31/2010	9/30/2010	10/31/2010	11/30/2010	12/31/2010	1/31/2011	2/28/2011	3/31/2011	4/30/2011	5/31/2011	6/30/2011
$57.1	$54.8	$51.0	$45.9	$53.4	$58.5	$61.0	$65.3	$72.8	$69.9	$75.6	$76.9	$80.1
     Holdings shall deliver to the Administrative Agent an Officer’s Certificate, in the form attached here to as Exhibit N, and a detailed computation of its LTM Consolidated Cash Flow no later than the 30th calendar day following the end of each fiscal month beginning with the month ended June 30, 2010.”.
          Section 5.12. Section 11.04 of the Credit Agreement is hereby amended by inserting the text “(x) during the Forbearance Period, at least $5,000,000 and (y) otherwise,” immediately preceding the text “at least $10,000,000” appearing in said Section.
          Section 5.13. Section 11.05 of the Credit Agreement is hereby amended by inserting the text “(ix) the appointment of a chapter 11 trustee or examiner with expanded powers in any of the Parent Bankruptcy Cases or the conversion of a Parent Bankruptcy Case into a case under chapter 7 of the Bankruptcy Code; or” immediately following clause (viii) appearing in said Section.
          Section 5.14. Section 11 of the Credit Agreement is hereby amended by (i) inserting the text “or” immediately following the semi-colon at the end of Section 11.12 appearing therein and (ii) inserting the following new Section 11.13 immediately following Section 11.12 appearing therein:
          “11.13. Forbearance Termination Date. A Forbearance Termination Date (under and as defined in the Second Amendment) shall occur;”.
          Section 5.15. Section 11 of the Credit Agreement is hereby further amended by inserting the following proviso immediately after the text “without the giving of any such notice” appearing in the final paragraph appearing in said Section:
     “; provided, further, that if any Guarantor is subject to an Event of Default specified in Section 11.05, then notwithstanding anything to the contrary contained above, all obligations guaranteed by the respective Guarantor, whether fixed or contingent, shall be deemed, without the necessity of further action or notice to be due and payable in full)”.
          Section 5.16. Section 11 of the Credit Agreement is hereby further amended by inserting the following new paragraph at the end of said Section:
     “Notwithstanding the foregoing, until the expiration of the Forbearance Period, (i) Sections 11.03, 11.04 (other than with respect to the Senior Notes Indenture), 11.05, 11.06 and 11.09 shall not apply to the Parent, Trico Cayman and/or Trico Holdco and (ii) Section 11.11 shall not apply. For the avoidance of doubt, until the expiration of the Forbearance Period, the commencement and continuation of a Parent Bankruptcy Case shall be deemed not to result in any Default, Event of Default or a breach of any other covenant or term of this Agreement; provided, however, that rights of the Administrative

     Agent and the Lenders to enforce the obligations of Parent, Trico Cayman and/or Trico Holdco under their Guarantees are expressly reserved.”
          Section 5.17. In the event of the issuance of Additional Senior Notes or incurrence of Additional Loans, the Administrative Agent is authorized to enter into such other amendments to the Security Documents as are necessary to reflect the issuance of the Additional Senior Notes or incurrence of Additional Loans and such other changes contemplated by this Second Amendment.
ARTICLE VI
FURTHER AGREEMENTS
          Section 6.01. Each of the Lenders hereby waives, for the benefit of the Credit Parties, the Specified Events of Default and acknowledges that no Event of Default with respect to any Credit Party shall arise or be deemed to exist as a result of the Specified Events of Default, provided that all parties hereto acknowledge and agree that upon the occurrence of the Forbearance Termination Date (which occurrence shall constitute an Event of Default) and whether or not relating to the Credit Parties, the Lenders and the Administrative Agent shall have the right to exercise all of their rights and remedies under the Credit Documents and applicable law against the Credit Parties.
          Section 6.02. Each Non-Debtor Obligor will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Administrative Agent may, from time to time, reasonably request to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Credit Parties.
          Section 6.03. The Borrower will deliver to the Administrative Agent copies of all waivers and/or forbearance agreements in respect of the Indebtedness of the Parent or the Borrower and shall provide any other information reasonably requested by the Administrative Agent in connection therewith.
          Section 6.04. By delivery of an executed counterpart to this Second Amendment, each Lender party hereto hereby authorizes and directs the Administrative Agent to enter into an amendment to any Credit Document, as necessary, in such form and substance as the Administrative Agent shall deem desirable or necessary in its reasonable discretion to incorporate the issuance of Additional Notes or the incurrence of Additional Loans.
          The Credit Parties hereby consent to all the provisions of, and actions contemplated by, this Article VI.

ARTICLE VII
MISCELLANEOUS PROVISIONS
          Section 7.01. In order to induce the Lenders to enter into this Second Amendment, each of Holdings and the Borrower hereby represent and warrant that other than the Specified Events of Default, (i) no Default or Event of Default exists as of the Second Amendment Effective Date after giving effect to this Second Amendment and (ii) all of the representations and warranties contained in the Credit Agreement (other than the representation contained in Section 8.05(e) of the Credit Agreement, and any representation or warranty which has been rendered untrue as a result of the Specified Events of Default) are true and correct in all material respects on the Second Amendment Effective Date both before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
          Section 7.02. This Second Amendment is limited as specified and shall not constitute a modification, acceptance, consent to deviation from or waiver of any other provision of the Credit Agreement or any other Credit Document.
          Section 7.03. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent. Delivery of an executed signature page to this Second Amendment by facsimile transmission, as a .pdf attachment or by other electronic means of transmission shall be as effective as delivery of a manually signed counterpart of this Second Amendment.
          Section 7.04. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          Section 7.05. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:
     (i) the Noteholder Forbearance, a copy of which is attached hereto in form reasonably satisfactory to Administrative Agent, shall have been fully executed and shall be in full force and effect;
     (ii) the Borrower shall have paid all fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) in full accrued to date and incurred in connection with the transactions contemplated herein;

     (iii) each Credit Party and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and delivered the same (including by way of facsimile or other electronic transmission) to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip-Daniels (facsimile number: 212-354-8113 / email: myip@whitecase.com); and
     (iv) the Borrower shall have paid the Administrative Agent, for the account of each Lender, a non-refundable consent fee (the “Consent Fee”) in an amount equal to 25 basis points (0.25%) on the aggregate principal amount of all Loans and Letter of Credit Outstandings of such Lender outstanding on the Second Amendment Effective Date (immediately after the occurrence thereof and after giving effect to the application of the net cash proceeds of the Additional Senior Notes or Additional Loans to prepay Loans on or prior to such date). The Consent Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.
          Unless the Administrative Agent has received actual notice from any Lender that the conditions contained above have not been met, upon the satisfaction of the condition described in clause (iii) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the other conditions described above have been met, the Second Amendment Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Second Amendment Effective Date shall not release any Credit Party from any liability for failure to satisfy one or more of the applicable conditions specified above).
          Section 7.06. In addition to the Consent Fee described above, no later than the 45th calendar day following the Second Amendment Effective Date, the Borrower shall pay the Administrative Agent for the account of each Lender a non-refundable consent fee (the “Additional Consent Fee”) in an amount equal to 25 basis points (0.25%) on the aggregate principal amount of all Loans and Letter of Credit Outstandings of such Lender outstanding on the Second Amendment Effective Date (immediately after the occurrence thereof and after giving effect to the application of the net cash proceeds of the Additional Senior Notes or Additional Loans to prepay Loans on or prior to such date). The Additional Consent Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.
          Section 7.07. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Loans shall each be guaranteed pursuant to the applicable Guaranty in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents in accordance with the terms and provisions thereof.
          Section 7.08. Each of the parties hereto agree and acknowledge that notwithstanding anything to the contrary contained herein, none of the Administrative Agent or the Borrower or any of its Subsidiaries shall have any duty to disseminate any information or materials, or to solicit the participation, of any Lender (or any affiliate (including funds under common management) thereof).

          The Borrower and its Subsidiaries agree to indemnify and hold harmless the Administrative Agent and its affiliates and each director, officer, employee, representative and agent thereof (each, an “indemnified person”) from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve the Administrative Agent or any other such indemnified person as a result of or arising out of or in any way related to or resulting from the matters described in the foregoing paragraph and, upon demand, to pay and reimburse the Administrative Agent and each other indemnified person for any reasonable legal or other out-of-pocket expenses paid or incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not the Administrative Agent or any other such indemnified person is a party to any action or proceeding out of which any such expenses arise).
          Section 7.09. No Lender shall assign or transfer any of its Revolving Loan Commitment and/or its outstanding Loans to any Person unless such Person shall have signed a counterpart hereof contemporaneously with such assignment or transfer.
          Section 7.10. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
ARTICLE VIII
GENERAL RELEASE; INDEMNITY
          Section 8.01. In consideration of, among other things, the execution and delivery of this Agreement by the Administrative Agent and the Lenders, and any financial accommodations which the Administrative Agent or any Lender elects to extend to the Borrower or any other Credit Party after the date hereof, each of the Borrower and the other Credit Parties, on behalf of itself and its successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law, and hereby agrees to hold each Releasee (as defined below) harmless from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the “Claims”), that any Releasor now has, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against any or all of the Administrative Agent and the Lenders in any capacity and their respective affiliates, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, consultants, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Second Amendment Effective Date. The receipt by Borrower or any other Credit Party of any Loans or other financial accommodations made by the Administrative Agent or any Lender after the date hereof shall constitute a ratification, adoption, and confirmation by Borrower and the other Credit Parties of the foregoing general releases of all Claims against any Releasee which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, Borrower and the other Credit

Parties have consulted with, and been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Agreement and the other Credit Documents and payment in full of the Obligations.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

TRICO SHIPPING AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

TRICO MARINE CAYMAN, L.P. By: Trico Holdco LLC, General Partner
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	President

TRICO HOLDCO LLC
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	President

TRICO SUPPLY AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DEEPOCEAN SHIPPING III AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DEEPOCEAN SHIPPING II AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DEEPOCEAN SHIPPING AS
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DEEPOCEAN AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

TRICO SUPPLY (UK) LIMITED
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

ALBYN MARINE LIMITED
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

CTC MARINE PROJECTS LIMITED
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

DEEPOCEAN BRASIL SERVICOS LTDA.
By:	/s/ Tomas Salazar
	Name:	Tomas Salazar
	Title:	General Manager

DEEPOCEAN MARITIME AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DEEPOCEAN MANAGEMENT AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

DEEPOCEAN DE MEXICO S. DE R.L. DE C.V.
By:	/s/ Tomas Salazar
	Name:	Tomas Salazar
	Title:	General Manager

CTC MARINE NORWAY AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

CTC MARINE PROJECTS (GUERNSEY) LIMITED
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Director

DEEPOCEAN SUBSEA SERVICES LIMITED
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Director

DEEPOCEAN BV
By:	/s/ Mads Ragnar Barsen
	Name:	Mads Ragnar Bardsen
	Title:	Director

DEEPOCEAN UK LTD.
By:	/s/ Gerald A. Gray
	Name:	Gerald A. Gray
	Title:	Managing Director

SERVICIOS PROFESIONALES DE APOYO ESPECIALIZADO, S. DE R.L. DE C.V.
By:	/s/ Tomas Salazar
	Name:	Tomas Salazar
	Title:	General Manager

SERVICIOS DE SOPORTE PROFESIONAL ADMINISTRATIVO, S. DE R.L. DE C.V.
By:	/s/ Tomas Salazar
	Name:	Tomas Salazar
	Title:	General Manager

TRICO SUBSEA AS
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chairman

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, Individually and as Administrative Agent
By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By:	/s/ Colleen Durkin
	Name:	Colleen Durkin
	Title:	First Vice President

UNICREDIT BANK AG (f/k/a BAYERISCHE HYPO- UND VEREINSBANK), as Lender
By:	/s/ Stephan Somitsch
	Name:	Stephan Somitsch
	Title:	VP

By:	/s/ Stefan Balz
	Name:	Stefan Balz
	Title:	Associate

EXHIBIT M
to the Credit Agreement
TRICO SHIPPING AS
Officer’s Certificate
     This Officer’s Certificate is given by the undersigned Authorized Officer pursuant to Section 10.13 of the Credit Agreement, dated as of October 30, 2009 and amended as of March 15, 2010 (as further amended, restated, modified or supplemented, the “Credit Agreement”), Trico Marine Cayman, L.P., a limited partnership organized under the laws of the Cayman Islands, Trico Holdco LLC, a Delaware limited liability company and the general partner of Trico Cayman, Trico Supply AS, a limited company organized under the laws of Norway (“Holdings”), the Subsidiary Guarantors listed on Schedule IX to the Credit Agreement (the “Subsidiary Guarantors”), Trico Shipping AS, a limited company organized under the laws of Norway and a wholly-owned Subsidiary of Holdings (the “Borrower”), the lenders from time to time party thereto and Nordea Bank Finland plc, New York Branch, as Administrative Agent.
     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     The undersigned hereby certifies as follows:
     1. I hold the office in respect of the Borrower indicated under my signature below.
     2. I have read Section 10.13 of the Credit Agreement pertaining to this Officer’s Certificate, together with all definitions set forth in the Credit Agreement relevant to such section.
     3. A review of the activities of Holdings, the Borrower and the Subsidiary Guarantors during the preceding fiscal month of the Borrower (the “Reporting Period”) has been made under my supervision with a view to determining whether or not the Borrower has kept, observed, performed and fulfilled the covenant contained in Section 10.13 of the Credit Agreement. In addition, I have made such other examination or investigation as is necessary to enable me to express an informed opinion on the matters referred to in Section 10.13 of the Credit Agreement.
     4. To the best of my knowledge, Holdings, the Borrower and the Subsidiary Guarantors have kept, observed, performed and fulfilled the covenant contained in Section 10.13 of the Credit Agreement.
     5. Attached as Exhibit A to this Officer’s Certificate is a computation of the Liquidity of Holdings, the Borrower and the Subsidiary Guarantors, on a consolidated basis, for the Reporting Period.

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of this       day of                          , 201    [within 10 calendar days of month-end, beginning with June 2010].

By
	Name:	[Any authorized officer]
Title:

EXHIBIT N
to the Credit Agreement
TRICO SHIPPING AS
Officer’s Certificate
     This Officer’s Certificate is given by the undersigned pursuant to Section 10.14 of the Credit Agreement, dated as of October 30, 2009 and amended as of March 15, 2010 (as further amended, restated, modified or supplemented, the “Credit Agreement”), Trico Marine Cayman, L.P., a limited partnership organized under the laws of the Cayman Islands, Trico Holdco LLC, a Delaware limited liability company and the general partner of Trico Cayman, Trico Supply AS, a limited company organized under the laws of Norway (“Holdings”), the Subsidiary Guarantors listed on Schedule IX to the Credit Agreement (the “Subsidiary Guarantors”), Trico Shipping AS, a limited company organized under the laws of Norway and a wholly-owned Subsidiary of Holdings (the “Borrower”), the lenders from time to time party thereto and Nordea Bank Finland plc, New York Branch, as Administrative Agent.
     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     The undersigned hereby certifies as follows:
     1. I hold the office in respect of Holdings indicated under my signature below.
     2. I have read Section 10.14 of the Credit Agreement pertaining to this Officer’s Certificate, together with all definitions set forth in the Credit Agreement relevant to such section.
     3. A review of the activities of Holdings during the preceding fiscal month of the Holdings (the “Reporting Period”) has been made under my supervision with a view to determining whether or not Holdings has kept, observed, performed and fulfilled the covenant contained in Section 10.14 of the Credit Agreement. In addition, I have made such other examination or investigation as is necessary to enable me to express an informed opinion on the matters referred to in Section 10.14 of the Credit Agreement.
     4. To the best of my knowledge, Holdings has kept, observed, performed and fulfilled the covenant contained in Section 10.14 of the Credit Agreement.
     5. Attached as Exhibit A to this Officer’s Certificate is a computation of the LTM Consolidated Cash Flow of the Borrower for the Reporting Period.

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of this       day of                          , 201    [within 30 calendar days of month-end, beginning with June 2010].

By
	Name:	[Any authorized officer]
Title: